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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-152000 of our reports dated January 18, 2008, relating to the consolidated financial statements and financial statement schedule of Shuffle Master, Inc. and subsidiaries (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on November 1, 2005) and the effectiveness of Shuffle Master, Inc. and subsidiaries' internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
July 11, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM